Exhibit 99.1

SEPARATION AGREEMENT AND RELEASE

FOR GRIER C. RACLIN

This Separation Agreement and Release (this “Agreement”) is entered into between Charter Communications, Inc. (the “Company” or “Charter”) and me, Grier C. Raclin, as a condition to my receiving payments pursuant to my Amended and Restated Employment Agreement with Charter dated August 1, 2007, as amended (as amended, the “Employment Agreement”), in connection with the termination of my employment with Charter as of December 15, 2009 (the “Termination Date”).  The Company and I hereby agree as follows:

(a) Payments And Benefits Payable Per The Employment Agreement:  Provided I am not terminated for breach of the terms of this Agreement or of my Employment Agreement prior thereto, I shall remain employed by Charter pursuant to the terms of my Employment Agreement through the Termination Date, I shall receive salary at my current annual rate of $486,757.89 in bi-weekly installments as such installments are normally paid to senior executives (with all salary installments due but not paid prior to my execution of this Agreement to be paid on the first payday after all conditions in Section 15(g) of the Employment Agreement are satisfied); I shall continue to receive all benefits, without interruption, including, without limitation, health insurance; and I shall continue to participate in all medical and child-care flex spending accounts I have previously selected, all through the Termination Date.  I may elect COBRA, if I choose to participate, and this Agreement does not constitute my election for COBRA.  As of December 15, 2009, I will cease to make contributions to the Charter PAC.  In addition, in exchange for my execution and delivery of this Agreement, specifically including the effectiveness of the release set forth in section “b” hereof (and the failure to revoke same within seven (7) days after I sign and deliver it), the Company will provide me with the following payments and benefits as set forth herein in satisfaction of the requirements of Section 15(b) of the Employment Agreement and any other claim I may hold against Charter or its employees:

(i)           An amount equal to two times (a) my current base salary, calculated at the current annual rate of $486,757.89 per annum, and (b) my annual target bonus of $365,068.42, payable in equal installments bi-weekly from the date my employment is terminated through December 15, 2011 (the “Separation Term); provided that, the total of such payments shall be but shall not exceed, in the aggregate, the gross amount of $1,703,652.62;  provided further that, without conceding the applicability of Section 409A of the Internal Revenue Code of 1986 (the “Code”), in order to avoid any tax consequences of Section 409A, the first payment, totaling $425,913.15 for severance due prior to that date which amount shall be in addition to the payments due under Paragraphs (a)(iii), (a)(iv) and (a)(vi) hereof, shall be made to me on June 16, 2010 for the period (the “Initial Payment Period”) beginning on December 16, 2009 and ending on the six (6) month anniversary of the date I have a separation from service for purposes of Code Section 409A;

(ii)           To the extent not previously paid, a lump sum bonus payment for the period from January 1, 2009 through June 30, 2009 in the amount of $182,534, under the terms of the 2009 Executive Bonus Plan;

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(iii)           A lump sum payment (net after deduction of taxes and other required withholdings) equal to $16,702.56 (or twenty-four (24) times the monthly cost, at the time my employment is terminated) for me to receive, at my option under COBRA, the paid coverage for health, dental and vision benefits then being provided for me and my family at the Company’s cost at the time my employment is terminated.  This amount will be paid to me on June 16, 2010, and such payment will not take into account future increases in costs during the applicable time period;

(iv)           To the extent authorized and permitted by the terms of the applicable plan, any performance cash or restricted cash awards shall continue to vest and be paid, with the first such payment to be paid on June 16, 2010 and the remaining payment to be paid as called for under such applicable plan for and during the Separation Term, in accordance with the schedule attached hereto as Schedule A;

(v)           The Company will provide, at its expense, the full cost of executive-level out-placement services.  These services will continue through July 31, 2010; and

(vi)           A cash payout of $37,441.60 for any remaining hours of accrued and unused vacation calculated as of December 15, 2009 at my rate of base salary in effect as of December 15, 2009, to be paid on June 16, 2010.

These payments and benefits will be paid and/or provided as and when called for by the Employment Agreement, unless otherwise provided in this Agreement, after all conditions to the effectiveness of this Agreement and the releases called for by this Agreement have been satisfied.  The right to retain the same shall be subject to compliance with this Agreement and the terms of the Employment Agreement.  In the event I die before all payments and amounts due to me hereunder are paid, any remaining payments will be made to my spouse, if she survives me and, if not, then to my estate.

I acknowledge I have received full payment under the Company's Executive Cash Award Plan ("ECAP") and the Company hereby waives any, and acknowledges that there is no applicable repayment provision pursuant to the payment agreement which I executed to receive the payments under the ECAP.  I also acknowledge I have received full payment of my RVP Bonus and am not entitled to any further payments under the Company's Value Creation Plan and the Company acknowledges that there is no repayment provision with respect to the RVP Bonus.

Complete Release:  I hereby understand and agree to the termination of all offices, directorships, manager positions and other similar offices I hold with Charter or any of its subsidiaries or related or affiliated corporations, limited liability companies and partnerships and all employment by Charter effective the close of business on December 15, 2009.  In consideration for the payments I am to receive hereunder, I unconditionally and irrevocably release, waive and give up any and all known and unknown claims, lawsuits and causes of action, if any, that I now may have or hold against Charter, its current and former parents, plans, subsidiaries, and related or affiliated corporations, ventures, limited liability companies and partnerships, and their respective current and former employees, directors, fiduciaries, administrators, insurers, members, managers, partners, and agents and related parties, in any way arising out of, in connection with or based upon (i) any event or fact that has occurred prior to the date I sign this

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Agreement, (ii) my employment with Charter and/or any of its subsidiaries or affiliates to date and any event or occurrence occurring during such employment, (iii) the termination of my employment, (iv) any breach of the Employment Agreement, (v) any claim to payment under or from the ECAP or for salary, bonus, stock options or restricted shares, or performance or restricted cash awards, other than as specifically granted pursuant to this Agreement; or (vi) any decision, promise, agreement, statement, policy, practice, act or conduct prior to this date of or by any person or entity I am releasing, and from any claims, lawsuits. I understand that this means that, subject to the limitations described below, I am releasing Charter and such other persons and entities from, and may not bring claims against any of them under (a) Title VII of the Civil Rights Act of 1964 or Sections 1981 and 1983 of the Civil Rights Act of 1866, which prohibit discrimination based on race, color, national origin, ancestry, religion, or sex; (b) the Age Discrimination in Employment Act, which prohibits discrimination based on age; (c) the Equal Pay Act, which prohibits paying men and women unequal pay for equal work; (d) the Americans with Disabilities Act and Sections 503 and 504 of the Rehabilitation Act of 1973, which prohibit discrimination based on disability; (e) the WARN Act, which requires that advance notice be given of certain workforce reductions; (f) the Missouri Human Rights Act, chapter 213, R.S. Mo., which prohibits discrimination in employment, including but not limited to discrimination and retaliation based on race, gender, national origin, religion, age and disability; (g) the Employee Retirement Income Security Act, which among other things, protects employee benefits; (h) the Family and Medical Leave Act of 1993, which requires employers to provide leaves of absence under certain circumstances; (i) the Sarbanes-Oxley Act of 2002, which, among other things, provides Whistleblower protection; (j) any federal or state law, regulation, decision, or executive order prohibiting discrimination or retaliation or for breach of contract; (k) any of the laws of the State of Missouri or any political subdivision of such State; (l) any law prohibiting retaliation based on exercise of my rights under any law, providing whistleblowers protection, providing workers’ compensation benefits, protecting union activity, mandating leaves of absence, prohibiting discrimination based on veteran status or military service, restricting an employer’s right to terminate employees or otherwise regulating employment, enforcing express or implied employment contracts, requiring an employer to deal with employees fairly or in good faith, providing recourse for alleged wrongful discharge, tort, physical or personal injury, emotional distress, fraud, negligent or other misrepresentation, defamation, and similar or related claims, and any other law relating to salary, commission, compensation, benefits, and other matters.  I specifically represent and agree that I have not been treated adversely on account of age, gender or other legally protected classification, nor have I otherwise been treated wrongfully in connection with my employment with the Company and/or any of its subsidiaries or affiliates and that I have no basis for a claim under the Age Discrimination in Employment Act, Title VII of the Civil Rights Act of 1964, or any applicable law prohibiting employment or other discrimination or retaliation.  I acknowledge that the Company relied on the representations and promises in this Agreement in agreeing to pay me the benefits described in subsection (a).  I understand that I am releasing claims for events that have occurred prior to my signing this Agreement that I may not know about.  This release does not include claims arising after the date I sign this Agreement, any claim under a stock option plan or award agreement, incentive stock plan, or the restricted stock award agreement based upon my service to and ending the date my employment terminates, any claim under a group health insurance plan in which I participate for claims accrued as of the date my employment terminated, a breach of the provisions of this Agreement (including but not limited to a breach of

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any obligation to provide me with the payments and benefits called for by Sections 15 (b) of the Employment Agreement, as specified in paragraph (a) above) and any pending claims for workers compensation that have already been filed or for on-the-job injuries that have already been reported, or any claim for indemnification by Charter for actions taken by me within the course and scope of my employment to the degree such actions are subject to indemnification under Charter’s policies and practices.

Charter hereby states and acknowledges that, to the best current knowledge of its Chief Executive Officer, Chief Operating Officer and General Counsel, Charter has no claim against me for breach of my employment agreement or other claim of material liability.

(b) Promise Not to File Claims:  I promise never to file, prosecute or pursue any lawsuit based on a claim purportedly released by this Agreement, or (absent court order) to assist others in filing or prosecuting similar claims against Charter.  I understand and agree that nothing in this Agreement precludes me from filing a charge of discrimination under applicable federal or state law, although I have personally released such claims with regard to matters and facts occurring prior to this date.  I specifically acknowledge and agree that I am not entitled to severance or any other benefits under the Charter Communications Special One-Time Severance Plan or other severance plan or contract, or to any payments following termination of my employment under or by reason of the Employment Agreement (other than the payments and benefits called for by Sections 15(b) of the Employment Agreement, as specified in paragraph (a) above), and that the payments and benefits described in this Agreement are in lieu of any severance or other benefits to which I may be entitled under such plan or any other policy, program, plan or agreement and satisfy and are in lieu of any payments to which I may be entitled under the Employment Agreement or any other such plan, policy, program or arrangement, and I specifically waive any rights I may have under that plan and any such agreement, if any.

(c) Non-admission of Liability:  This Agreement is not an admission of fault, liability or wrongdoing by me or any released party, and should not be interpreted or construed as such I understand that all released parties specifically deny engaging in any liability or wrongdoing.

(d) Non-Disparagement:  Neither Charter nor I will make any statement or announcement concerning my performance at, employment with, or departure from Charter except as may be reviewed and approved by the other party in advance; provided that, both Charter and I may inform third parties that my employment will terminate or was terminated (as the case may be) through mutual agreement on December 15, 2009.  During the balance of and subsequent to my employment with Charter and/or any of its subsidiaries or affiliates, I agree not to criticize, denigrate, disparage, or make any derogatory statements about the Company (including any subsidiaries, or affiliates), its business plans, policies and practices, or about any of its officers, employees or former officers or employees, to customers, competitors, suppliers, employees, former employees, members of the public (including but not limited to in any internet publication, posting, message board or weblog), members of the media, or any other person, nor shall I take any action reasonably expected to harm or in any way adversely affect the reputation and goodwill of the Company.  During the balance of and subsequent to my employment with Charter and/or any of its subsidiaries or affiliates, Charter agrees, for itself, its directors and executive employees not to criticize, denigrate, disparage, or make any derogatory statements

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about me or my performance at or employment with Charter to customers, competitors, suppliers, employees, former employees, potential employers, members of the public (including but not limited to in any Internet publication, posting, message board or weblog), members of the media, or any other person, nor shall Charter, its directors, employees, or agents, take any action reasonably expected to harm or in any way adversely affect my reputation.  Nothing in this paragraph shall prevent anyone from giving truthful testimony or information to law enforcement entities, administrative agencies or courts or in any other legal proceedings as required by law, including, but not limited to, assisting in an investigation or proceeding brought by any governmental or regulatory body or official related to alleged violations of any law relating to fraud or any rule or regulation of the Securities and Exchange Commission.

(e) Future Cooperation:  I agree, at no cost to myself, to make myself reasonably available by telephone, e-mail or in person to meet and speak with representatives of Charter regarding events, omissions or other matters occurring during my employment with Charter of which I have personal knowledge or involvement that give rise or may give rise to a legal claim against Charter.  I, at no out-of-pocket cost to myself, also shall reasonably cooperate with Charter in the defense of such claims, provided that, the requirement for such cooperation with Charter shall terminate seven years from the date of the identification of any such claim or claims.  To the fullest extent possible, Charter shall schedule any telephone conferences or meetings with me for places near my residence and at times outside my normal work schedule and shall take all other reasonable measures to ensure that my schedule is disrupted to the least extent possible.  To the fullest extent possible, Charter will seek to avoid having me travel to locations outside the metropolitan area within which I reside.  If the Company requires me to travel outside the metropolitan area in the United States where I then reside to provide any testimony or otherwise provide any such assistance, then Charter will reimburse me for any reasonable, ordinary and necessary travel and lodging expenses incurred by me to do so, provided I submit all documentation required under Charter’s standard travel expense reimbursement policies and as otherwise may be required to satisfy any requirements under applicable tax laws for Charter to deduct those expenses.  I shall respond to requests by Charter for nominal assistance (such as occasional requests for factual recollections) at no charge but shall be compensated for my time and assistance providing more than nominal amounts of historical factual information or testimony at the rate of $100 per hour; provided, that any legal services beyond such nominal assistance or provision of historical factual information or testimony I am requested to provide to Charter in the future shall be paid for at whatever rate is agreed by the parties at the time.  Nothing in this Agreement shall be construed or interpreted as requiring me to provide any testimony, sworn statement or declaration that is not complete and truthful.

(f)  Confidential and Proprietary Information; Covenant Not To Compete:  I reaffirm my obligations under and agree to remain bound by and to comply with the provisions of Sections 17, 18 and 19 of my Employment Agreement with Charter, and agree those provisions continue to apply to me, notwithstanding the termination of my employment, the reason for termination of employment, or any act, promise, decision, fact or conduct occurring prior to this date.  The “Restricted Period” for purposes of Section 19 of my Employment Agreement shall start for all purposes on December 16, 2009 and shall end (a) for (and solely for) the purposes of section 19(b)(i) of the Employment Agreement, on December 15, 2010, and (b) for (and solely for) the purposes of  section 19(b)(ii) and (iii) of the Employment Agreement, on December 15, 2011.  In addition, I reaffirm my obligations under and agree to remain bound by and to comply

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with any other agreement or policy relating to confidential information, invention, non-solicitation, non-competition, or similar matters to which I am now subject.

(g) Consideration of Agreement:  The Company advised me to take this Agreement home, read it, and carefully consider all of its terms before signing it.  The Company gave me, and I understand that I have, 21 days in which to consider this Agreement, sign it and return it to the Company.  I waive any right I might have to additional time within which to consider this Agreement.  I understand that I may discuss this Agreement with an attorney, at my own expense during this period I understand that I may revoke this Agreement within 7 days after I sign it by advising Richard R. Dykhouse, Vice President, Associate General Counsel, and Corporate Secretary, orally or in writing within that seven (7) day time period of my intention to revoke this Agreement.  I have carefully read this Agreement, I fully understand what it means, and I am entering into it voluntarily.  I am receiving valuable consideration in exchange for my execution of this Agreement that I would not otherwise be entitled to receive, consisting of the benefits described in Paragraph (a) of this Agreement.  If I revoke my acceptance of this Agreement within such 7 day time period, or if I fail to accept this Agreement within the 21-day period, then Charter shall have no obligations under this Agreement, including but not limited to any obligation to pay or provide the payments specified in this Agreement or under the Employment Agreement.  I further understand that I cannot sign this Agreement prior to December 15, 2009, or it will not be effective.

(h) Return of Property:  I will return to the Company on or prior to the Termination Date all files, memoranda, documents, records, credit cards, keys, equipment (other than my Blackberry cell phone and laptop computer, although I understand that I will no longer be provided service for such equipment after my Termination Date (except that the Blackberry cell phone number will be transferred or ported to me and Blackberry cell phone service will continue until January 31, 2010 or such earlier time as I am able to transfer the phone number for my Blackberry to a personal account; and I will reimburse the Company for my usage during such period); , badges, vehicles, Confidential Information (as defined in the Employment Agreement) and any other property of the Company then in my possession or control as directed by the Company; provided that, subject to the confidentiality requirements set forth herein and in my Employment Agreement, I may keep copies of Company files currently residing on my laptop computer but shall return the laptop computer and Blackberry cell phone to the Company as soon as reasonably possible after the date hereof so that the hard drive containing Company files and information (but not including documents contained in the “Personal” folders residing on the computer), and all programs allowing access to Company systems can be removed from the computer and replaced with a hard drive containing copies of all other programs and all documents and records (including, without limitation, the “Personal” folders currently residing on the computer and provided further that the Company shall provide me with Outlook Web access to the “grier.raclin@chartercom.com” e-mail address until February 28, 2010.  I also will reveal to the Company at the Company’s request all access codes to any computer or other program or equipment.

(i) Choice of Law:  This Agreement was drafted in Missouri, and the Company’s Corporate offices are in Missouri.  Therefore, this Agreement (including, without limitation, any covenants not to compete) is to be governed by and interpreted according to the internal laws of the State of

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Missouri without reference to conflicts of law principles, and this Agreement shall be deemed to have been accepted and entered into in the State of Missouri.

(j) Amendment, Miscellaneous:  Neither this Agreement nor any of its terms may be amended, changed, waived or added to except in a writing signed by both parties.  The Company has made no representations or promises to me to sign this Agreement, other than those in or referred to by this Agreement.  If any provision in this Agreement is found to be unenforceable, all other provisions will remain fully enforceable.

This Agreement was originally presented to me on December 11, 2009.  I have been advised to read it and carefully consider all of its provisions before signing it.  I will have 21 days in which to consider it, sign it and return it to Rick Dykhouse.  To accept this Agreement, I understand that it must be signed and returned to Rick Dykhouse on or after December 15, 2009.

THIS AGREEMENT AND RELEASE IS NOT VALID IF EXECUTED PRIOR TO DECEMBER 15, 2009.

I have carefully read this Agreement, I fully understand what it means, and I am entering into it voluntarily.

Presented By:

Name: ______________________________

Date Delivered:  December 11, 2009

Employee:

Signature:  /s/ Grier C. Raclin
Date Signed:  December 19, 2009
Printed Name:  Grier C. Raclin

Company:

Signature:  /s/ Michael J. Lovett
Date Signed:  December 21, 2009
Printed Name:   Michael J. Lovett
      EVP & COO

Please Return to:
Richard R. Dykhouse
Vice President, Associate General Counsel and Corporate Secretary
Charter Communications, Inc.
12405 Powerscourt Drive
St. Louis, MO  63131
314-543-2407 (Telephone)
314-965-6640 (Facsimile)

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Schedule A for Grier Raclin Separation Agreement and Release

Performance Bank
3/18/2008 Original Grant		$300,000
Performance Attainment Adjustment Applied		83.4%
Deposit to Performance Bank		$250,200
Payout – 1/3rd of Performance Bank Balance		$(83,392)
Performance Bank Net Balance		$166,808

Interest Adjustment – Unknown	$
(The 2008 grant will be adjusted by a 2009 interest adjustment)
Performance Bank Balance after 2009 Interest adjustment		$166,808	*
March 2010 Payout – 1/3rd of Performance Bank Balance		$55,597	*
March 2011 Payout – 1/3rd of Performance Bank Balance		$37,070	*

2009 LTIP Actions – Grier Raclin did not receive a 2009 Performance Cash or Restricted Cash Grant

*Amounts are estimated based on performance bank balance at December 11, 2009; to be adjusted by 2009 interest adjustment in 2010.

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